SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549

                          Form 8-K

                       CURRENT REPORT
  PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
                         ACT OF 1934

  Date of Report (Date of earliest event reported) May 26,2005



               KENNETH COLE PRODUCTIONS, INC.
    (Exact name of registrant as specified in its charter)

               Commission File Number 1-13082


                New York                   13-3131650
(State or other jurisdiction of      (I.R.S. Identification Number)
Employer incorporation or organization)


               603 West 50th Street, New York, NY 10019
               (Address of principal executive offices)

Registrant's telephone number, including area code (212) 265-1500


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see
General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-
2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-
4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  5.02  Departure  of Directors or  Principal  Officers;
Election of Directors; Appointment of Principal Officers.

(d) On May 26, 2005, Kenneth Cole Productions, Inc. (the "Company") announced that Philip R. Peller was appointed by the Company's Board of Directors to serve as a Director of the Company effective May 26, 2005, for the term expiring on the date of the Company's Annual Meeting in 2006.

Philip  R. Peller, age 66, was employed by Arthur Andersen
LLP  for 39  years.   Prior to his retirement from  Arthur
Andersen in 1999, he served as Managing Partner - Practice Protection and Partner Matters for Andersen Worldwide SC,
the   coordinating  entity  for  the  activities  of  Arthur
Andersen and Andersen Consulting, from 1996 to 1999.   Prior
to that appointment, Mr. Peller served as the Managing Director - Quality, Risk Management and Professional
Competence  for  the worldwide audit practice.   Mr. Peller
joined  Arthur  Andersen in 1960 and was promoted  to  Audit
Partner in 1970.   Mr. Peller is  a  Certified   Public
Accountant.

Mr. Peller is currently a member of the Board of Directors and Chair of the Audit Committee of MSC Industrial Direct
Co., Inc. and serves as a consultant to other companies.

There was no arrangement or understanding pursuant to which
Mr. Peller was appointed as director, and there are no
related party  transactions between  the  Company  and  Mr.
Peller.   It is expected that Mr. Peller will serve on the
Company's Audit Committee.

                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, there unto duly authorized.



                              Kenneth Cole Productions, Inc.
                              Registrant



Dated: May 26, 2005           By:     /s/ DAVID P. EDELMAN
                              Name:   David P. Edelman
                              Title:  Chief Financial Officer